UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 16, 2022

(Date of earliest event reported)

INTERNET SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55897	81-2775456
(State of Incorporation)	Commission File Number	(IRS EIN)

521 Fifth Ave, 17th Floor

New York, New York 10016

(Address of principal executive offices)

212-586-4141

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Item 5.02	DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Gregory Scott Buczynski as Chief Financial Officer

Internet Sciences Inc (ISI) has  appointed Mr Gregory Scott Buczynski as Senior Managing Director and Chief Financial Officer with a May 16, 2022 effective date.

Mr. Buczynski is a 34-year accounting & finance veteran with deep expertise in advising and auditing investment managers & funds, smaller SEC registrants, and middle-market industries. He is currently a Managing Partner at Gregory Scott International Inc., an international public accounting firm focused on emerging companies. Previously, he was Chief Financial Officer at Madison Capital Management. Prior to this role, he was Managing Partner at McGladrey & Pullen, Audit Partner at Deloitte from 1997 to 2005, Audit Senior Manager, Audit Manager and Audit Staff member from 1988 to 1996.

Mr. Buczynski holds a Bachelor of Science in Accounting from Illinois State University.

There are no family relationships between Mr. Buczynski and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr.Buczynski that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20,2022	Internet Sciences, Inc. By: /s/ Lynda Chervil
Lynda Chervil, CEO